BBX Capital, Inc. Reports Financial Results

For the Third Quarter of 2022

FORT LAUDERDALE, Florida – November  9,  2022 -- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended September 30, 2022.

Selected highlights of BBX Capital’s consolidated financial results include:

Third Quarter 2022 Compared to Third Quarter 2021:

•	Total consolidated revenues of $75.2 million vs. $91.8 million
•	Income before income taxes of $6.5 million vs. $25.7 million
•	Net income attributable to shareholders of $4.0 million vs. $19.2 million
•	Diluted earnings per share of $0.26 vs $1.13

Balance Sheet as of September 30, 2022

•	Cash and cash equivalents of $98.5 million
•	Note receivable from Bluegreen Vacations Holding Corporation (NYSE: BVH) of $50.0 million
•	Total consolidated assets of $545.8 million
•	Total shareholders' equity of $334.3 million
•	Fully diluted book value per share of $20.72 (1)
(1)	Fully diluted book value per share is stockholders’ equity divided by the number of BBX Capital’s Class A and Class B common shares and unvested stock awards outstanding on September 30, 2022.

“While our consolidated operating results for the third quarter of 2022 declined compared to 2021, reflecting, among other things, the accelerated sales of lots in BBXRE’s Beacon Lake Community in 2021, we consummated several transactions and put in place various initiatives during the third quarter. In particular, in July 2022, BBXRE’s Altis Miramar East/West joint venture sold its Altis Miramar and Altra Miramar communities, and as a result of the sale, BBXRE received a $16.4 million net cash distribution from the joint venture and recognized $14.0 million of equity earnings from its investment in the joint venture. In addition, as part of its ongoing efforts to establish itself as a ‘retailtainment’ experience in premier U.S. destinations, IT’SUGAR opened and executed lease agreements for new locations, including the opening of its first international location in Canada, a large format ‘pop-up’ location near Times Square in New York, and three other new locations. However, inflationary pressures, rising interest rates, supply chain disruptions, and global economic uncertainty continue to present challenges for all of our portfolio companies, and these ongoing challenges may continue to impact our businesses during the fourth quarter and 2023. Although we remain focused on positioning our businesses to navigate the challenges of the current uncertain environment, we are also focused on identifying ways to capitalize on potential opportunities for future growth. As we have said previously, we remain committed to our objective of achieving long-term growth and building shareholder value,” commented Jarett S. Levan, Chief Executive Officer and President of BBX Capital, Inc.

Additional Information

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, on November 9, 2022.

Financial Results

The following selected information relates to the financial results of the Company’s principal holdings: BBX Capital Real Estate, BBX Sweet Holdings, and Renin.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Third Quarter 2022 Compared to Third Quarter 2021:

•	Revenues of $3.0 million vs. $22.8 million
•	Net profits from sales of real estate inventory to homebuilders of $1.1 million vs. $11.9 million
•	Equity in net earnings of unconsolidated real estate joint ventures of $15.0 million vs. $11.8 million
•	Recoveries from loan losses, net of $0.3 million vs. $5.4 million
•	Income before income taxes of $14.3 million vs. $27.9 million

BBXRE’s operating results for the quarter ended September  30, 2022 as compared to the same 2021 period reflect (i) a decrease in net profits from sales of lots to homebuilders at the Beacon Lake Community development due to a decrease in sales volume following the accelerated sale of lots in the development in fiscal 2021, (ii) a net decrease in recoveries from loan losses in the legacy asset portfolio,  and (iii) an increase in selling, general, and administrative expenses primarily related to BBXRE’s newly established logistics real estate division and increased incentive compensation. These decreases were partially offset by a net increase in equity in net earnings from unconsolidated real estate joint ventures primarily associated with sales activity in 2022, including the Miramar East/West joint venture’s sale of Altis Miramar, its 320-unit multifamily apartment community located in Miramar, Florida, and Altra Miramar, its 330-unit multifamily apartment community adjacent to Altis Miramar, as well as the Marbella joint venture’s sale of single-family homes.

BBX Sweet Holdings - Selected Financial Data

Selected highlights of BBX Sweet Holdings’ financial results include:

Third Quarter 2022 Compared to Third Quarter 2021:

•	Trade sales of $37.1 million vs. $32.8 million
•	Gross margin of $15.1 million vs. $13.1 million
•	Gross margin percentage of 40.8% vs. 40.0%
•	Selling, general and administrative expenses of $14.4 million vs $12.6 million
•	Income before income taxes of $0.1 million vs. $0.4 million

BBX Sweet Holdings’ operating results for the quarter ended September 30, 2022 as compared to the same 2021 period primarily reflect an increase in selling, general and administrative expenses due to (i) higher pre-opening expenses related to new store locations at IT’SUGAR, (ii) increased staffing at IT’SUGAR to support the growth of its stores and new store pipeline, and (iii) an increase in an accrual related to a long term incentive plan for certain IT’SUGAR executives. This increase in expenses was partially offset by (i) an increase in IT’SUGAR’s sales and gross margin as a result of increased prices on certain products and the opening of new and expanded retail locations and (ii) a decrease in Las Olas Confections and Snacks’ operating losses due to improved margins during the 2022 period as compared to the 2021 period primarily associated with price increases to customers and improved efficiencies in its manufacturing facility.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Third Quarter 2022 Compared to Third Quarter 2021:

•	Trade sales of $32.5 million vs. $33.4 million
•	Gross margin of $1.0 million vs. $3.0 million
•	Gross margin percentage of 3.1% vs. 8.9%
•	(Loss) before income taxes of ($3.3 million) vs. ($0.7 million)

Renin’s operating results for the quarter ended September 30, 2022 as compared to the same 2021 period reflect a decline in Renin’s sales due to, among other things, (i) a decline in customer demand, (ii) backordered inventory reflecting supply chain disruptions, and (iii) one of Renin’s major customers discontinuing its purchase of certain products from Renin in late 2021, as well as a decline in Renin’s gross margin percentage primarily as a result of (i) increased costs of shipping, raw materials and labor, (ii) delays in the implementation of certain price increases, and (iii) sales of slow-moving inventory at cost. In addition, Renin experienced (i) an increase in interest expense reflecting an increase in interest rates as a result of the modification of its TD Bank credit facility in May 2022 and rising rates on Renin’s variable rate debt and (ii) an increase in selling, general, and administrative expenses primarily due to higher labor costs, professional fees, and accrued severance expenses. These factors were partially offset by an increase in foreign currency exchange gains due to the impact of changes in foreign exchange rates between the U.S. dollar and Canadian dollar.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of BBX Capital and its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this release and in the Company’s reports filed with the Securities and Exchange Commission (“SEC”). The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company and its respective investments and operations. The reader should note that prior or current performance is not a guarantee or indication of future performance. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, and all such information should only be viewed as historical data. Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the residential and commercial real estate industry in which BBXRE develops, operates, manages, and invests in real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates. Risks and uncertainties include risks relating to public health issues and general economic uncertainties, including, in particular, the COVID-19 pandemic, current inflationary trends, and rising interest rates.  The current inflationary environment has had a negative impact on our margins, including as a result of increased energy and raw material costs and increasing wages in the labor markets in which we compete. We expect that inflation will continue to pressure our margins in future periods, especially to the extent that we are not able to increase prices to customers.  It is not currently possible to accurately assess the expected duration and effects of the COVID-19 pandemic or the uncertain economic environment which create a number of risks that could adversely impact our businesses. These include impacts on (i) consumer demand, (ii) disruptions in global supply chains, (iii) employee absenteeism and a general labor shortage as well as increases in the cost of hiring and maintaining employees, (iv) disruptions in credit and capital markets, (v) our customer retention, including our ability to maintain our relationships with large customers, (vi) changes in U.S. federal income or other tax laws and interpretation of tax laws and (vii) heightened cybersecurity risks. The duration and severity of the pandemic, current inflationary pressures, increasing interest rates, as well as the resulting adverse impact on economic and market conditions, are uncertain, and the Company may continue to be adversely impacted by these conditions in future periods. At this time we are also not able to predict whether the COVID-19 pandemic or the current economic conditions will result in prolonged changes in our customers’ behavior, which may include prolonged decreases in discretionary spending and reductions in demand for retail store and confectionery products, home improvement products or real estate, each of which would have a material adverse impact on our business, operating results and financial condition. In addition, current inflationary trends may adversely impact our results of operations. BBXRE has experienced a significant increase in commodity and labor prices, which has resulted in higher development and construction costs, and increasing interest rates may adversely impact demand for real estate and its developments, as well as its financing costs. IT’SUGAR has experienced an increase in the cost of inventory and freight, and Renin has experienced significant supply chain challenges and a significant increase in costs related to shipping and raw materials. The significant increase in Renin’s costs has caused Renin to be out of compliance with the terms of financial covenants under its credit facility, and it is anticipated that additional loan paydowns or the full repayment of its loan facility may be required.  These inflationary trends could have a material effect on the Company’s results of operations and financial condition if the Company is not able to increase prices to its customers to offset the increase in its costs.  The continuing effect of the COVID-19 pandemic, increasing interest rates, and other actions the Federal Reserve may take in response to inflationary pressures, as well as other factors, may cause a downturn in the economic environment, which may also have a significant adverse impact on the gross margins of the Company’s operating businesses, particularly if an economic downturn is prolonged in nature and impacts consumer demand, materially disrupts the supply chain for the Company’s operating businesses’ products and raw materials, delays the production and shipment of products and raw materials from foreign suppliers or increases shipping costs. Labor is one of the primary components of our expenses. A number of factors may adversely affect the labor force available to us or increase our labor costs, including labor shortages and increased employee turnover, federal unemployment subsidies, and other government regulations. A sustained labor shortage or increased turnover rates, whether caused by COVID-19, inflationary pressures, or as a result of general macroeconomic conditions or other factors could lead to increased costs, such as increased overtime pay to meet demand and increased wage rates to attract and retain employees, or negatively affect our operations or adversely impact our business and results. Further, any mitigation measures we take in response to a decrease in labor availability or an increase in labor costs may be unsuccessful and could have negative effects.  Additionally, rising interest rates could also have an adverse impact on homebuyers and home sales, the availability of financing, the affordability of residential mortgages, the profitability of development projects as a majority of development costs are financed with third party debt and the value of multifamily apartment communities as rising interest rates increase capitalization rates applied to sales transactions.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which is expected to be filed on November 9, 2022, and then will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, as well as BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2021 that was filed on March 16, 2022, which is currently available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com. The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September 30, 2022 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	37,053	32,535	1,510	(1)	71,097
Sales of real estate inventory	1,606	—	—	—	—	1,606
Interest income	970	—	—	—	606	1,576
Other revenue	442	—	—	587	(74)	955
Total revenues	3,018	37,053	32,535	2,097	531	75,234
Costs and expenses:
Cost of trade sales	—	21,939	31,539	580	(1)	54,057
Cost of real estate inventory sold	556	—	—	—	—	556
Interest expense	—	228	1,063	1	(677)	615
Recoveries from loan losses, net	(278)	—	—	—	—	(278)
Impairment losses	311	—	—	—	—	311
Selling, general and administrative expenses	3,196	14,444	4,166	1,547	5,720	29,073
Total costs and expenses	3,785	36,611	36,768	2,128	5,042	84,334
Operating (losses) income	(767)	442	(4,233)	(31)	(4,511)	(9,100)
Equity in net earnings of unconsolidated real estate joint ventures	15,026	—	—	—	—	15,026
Other (expense) income	—	(360)	1	—	49	(310)
Foreign exchange (loss) gain	—	(2)	905	—	—	903
Income (loss) before income taxes	$14,259	80	(3,327)	(31)	(4,462)	6,519

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September  30, 2021 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	32,810	33,410	1,233	—	67,453
Sales of real estate inventory	21,849	—	—	—	—	21,849
Interest income	490	—	—	—	1,016	1,506
Net gains on sales of real estate assets	129	—	—	—	—	129
Other revenue	316	—	—	672	(134)	854
Total revenues	22,784	32,810	33,410	1,905	882	91,791
Costs and expenses:
Cost of trade sales	—	19,682	30,432	500	—	50,614
Cost of real estate inventory sold	9,999	—	—	—	—	9,999
Interest expense	—	185	448	—	(259)	374
Recoveries from loan losses, net	(5,393)	—	—	—	—	(5,393)
Selling, general and administrative expenses	2,088	12,563	3,545	1,293	3,181	22,670
Total costs and expenses	6,694	32,430	34,425	1,793	2,922	78,264
Operating income (losses)	16,090	380	(1,015)	112	(2,040)	13,527
Equity in net earnings of unconsolidated real estate joint ventures	11,820	—	—	—	—	11,820
Other income	14	33	—	—	13	60
Foreign exchange gain	—	—	292	—	—	292
Income (loss) before income taxes	$27,924	413	(723)	112	(2,027)	25,699

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September  30, 2022 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	102,012	101,116	6,310	(7)	209,431
Sales of real estate inventory	16,813	—	—	—	—	16,813
Interest income	2,165	—	—	—	1,803	3,968
Net gains on sales of real estate assets	1,329	—	—	—	—	1,329
Other revenue	1,443	—	—	1,880	(461)	2,862
Total revenues	21,750	102,012	101,116	8,190	1,335	234,403
Costs and expenses:
Cost of trade sales	—	60,934	97,618	2,115	(6)	160,661
Cost of real estate inventory sold	6,669	—	—	—	—	6,669
Interest expense	—	697	2,405	2	(1,444)	1,660
Recoveries from loan losses, net	(4,215)	—	—	—	—	(4,215)
Impairment losses	311	64	—	—	—	375
Selling, general and administrative expenses	8,956	42,101	13,099	5,204	17,138	86,498
Total costs and expenses	11,721	103,796	113,122	7,321	15,688	251,648
Operating income (losses)	10,029	(1,784)	(12,006)	869	(14,353)	(17,245)
Equity in net earnings of unconsolidated real estate joint ventures	35,712	—	—	—	—	35,712
Other (expense) income	(8)	518	1	2	264	777
Foreign exchange (loss) gain	—	(2)	1,073	—	—	1,071
Income (loss) before income taxes	$45,733	(1,268)	(10,932)	871	(14,089)	20,315

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September  30, 2021 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	47,990	106,479	5,430	—	159,899
Sales of real estate inventory	47,774	—	—	—	—	47,774
Interest income	1,465	36	—	—	3,322	4,823
Net gains on sales of real estate assets	438	—	—	—	—	438
Other revenue	1,152	—	—	1,677	(379)	2,450
Total revenues	50,829	48,026	106,479	7,107	2,943	215,384
Costs and expenses:
Cost of trade sales	—	30,066	93,450	1,558	—	125,074
Cost of real estate inventory sold	23,425	—	—	—	—	23,425
Interest expense	—	251	1,287	1	(581)	958
Recoveries from loan losses, net	(7,038)	—	—	—	—	(7,038)
Selling, general and administrative expenses	5,709	17,724	11,653	4,277	10,544	49,907
Total costs and expenses	22,096	48,041	106,390	5,836	9,963	192,326
Operating income (losses)	28,733	(15)	89	1,271	(7,020)	23,058
Equity in net earnings of unconsolidated real estate joint ventures	15,992	—	—	—	—	15,992
Gain on the consolidation of IT'SUGAR, LLC	—	15,890	—	—	—	15,890
Other (expense) income	(14)	78	—	(1)	189	252
Foreign exchange gain	—	—	788	—	—	788
Income (loss) before income taxes	$44,711	15,953	877	1,270	(6,831)	55,980